Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207183 and No. 333-283761 on Form S-8 of our reports dated August 13, 2026, relating to the financial statements of Madison Square Garden Sports Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP
New York, New York
August 13, 2026